UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2023
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	The Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 27, 2023, LKQ Corporation ("LKQ" or the "Company") entered into a new term loan credit agreement (the "Term Loan Credit Agreement") with several lenders from time to time party thereto as Lenders (the "Lenders"); Wells Fargo Bank, National Association ("Wells Fargo Bank"), as administrative agent; Bank of America, N.A. ("Bank of America"), as syndication agent; Capital One Bank, N.A., MUFG Bank, Ltd., PNC Bank, National Association and Truist Bank as Documentation Agents; BofA Securities, Inc., and Wells Fargo Securities, LLC, Capital One Bank, N.A., MUFG Bank, Ltd., PNC Capital Markets LLC and Truist Securities, Inc. as joint bookrunners and joint lead arrangers.

The Term Loan Credit Agreement includes an unsecured term loan facility of up to CAD 700 million. The term loan (the "Term Loan") funded under the Term Loan Credit Agreement will mature three years from the date of funding of the Term Loan. The Term Loan Credit Agreement does not require any amortization payments prior to the maturity date.

As previously disclosed in the Company’s Current Report on Form 8-K filed on February 28, 2023, the Company and 9485-4692 Québec Inc., a corporation existing under the Business Corporations Act (Québec) and a wholly owned subsidiary of the Company (the “Purchaser”), entered into an agreement with Uni-Select Inc., a corporation existing under the Business Corporations Act (Québec) (“Uni-Select”) pursuant to which, among other things, the Purchaser has agreed to acquire all of the issued and outstanding common shares of Uni-Select pursuant to a plan of arrangement (the “Arrangement”). The proceeds of the Term Loan may only be used (i) to finance a portion of the aggregate cash consideration of the Arrangement, (ii) to refinance certain outstanding debt of Uni-Select and (iii) to pay fees, costs and expenses related to the transactions contemplated by the Term Loan Credit Agreement. The Term Loan is expected to fund one business day prior to the effectiveness of the Arrangement.

The Company will pay a commitment fee (the "Commitment Fee"), which shall accrue at 0.175% per annum on the daily amount of unutilized commitments during the period from and after the date that is the later of (i) May 26, 2023 and (ii) the Effective Date to but excluding the earlier of (i) the Funding Date and (ii) the Termination Date (each as defined in the Term Loan Credit Agreement).

The Term Loan will be borrowed in Canadian dollars on the Funding Date, which is one business day prior to the effectiveness of the Arrangement. The interest rate applicable to the Term Loan may be (i) a forward-looking term rate based on CDOR (the “Eurocurrency Rate”) for an interest period chosen by the Company of one or three months or (ii) the Canadian Prime Rate (as defined in the Term Loan Credit Agreement), plus in each case a spread based on the Company’s debt rating and total leverage ratio. The spreads applicable to the Term Loan are the Eurocurrency Rate Spread and Canadian Prime Rate Spread (each as described in the Term Loan Credit Agreement). The Eurocurrency Rate Spread ranges from 1.125% to 1.75%, and the Canadian Prime Rate Spread ranges from 0.125% to 0.750%. The risk-free interest rates applicable to the Term Loan have a floor which prevents the rate from being less than 0.00% plus the spread for the Term Loan.

Certain of the Company’s wholly-owned U.S. domestic subsidiaries are guarantors of the Borrowers’ obligations under the Term Loan Credit Agreement. The Term Loan Credit Agreement contains customary covenants for an unsecured credit facility for a company that has debt ratings that are investment grade. Accordingly, the Term Loan Credit Agreement does not contain covenants limiting dividends or investments (other than intercompany loans). The Term Loan Credit Agreement does, however, contain limits on the Company’s and its subsidiaries’ ability to incur liens and indebtedness. The Term Loan Credit Agreement also requires compliance with a total leverage ratio and interest coverage ratio, each calculated in accordance with the terms of the Term Loan Credit Agreement.

The Term Loan Credit Agreement contains customary representations and warranties made by the Company. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company has exchanged in connection with entering into the Term Loan Credit Agreement. While the Company does not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Term Loan Credit Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. The Term Loan Credit Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. Certain factual information about the Company can be found elsewhere in other public filings it has made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Term Loan Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Many of the banking firms that are party to our Term Loan Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and certain of its subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, compensation and reimbursement of expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Term Loan Credit Agreement, dated as of March 27, 2023, by and among LKQ Corporation as borrower, certain financial institutions, as lenders, and Wells Fargo Bank, National Association, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 28, 2023

LKQ CORPORATION

By:	/s/ Rick Galloway
Rick Galloway
Senior Vice President and Chief Financial Officer